UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Sale of Alesco Global Advisors to Lazard Asset Management LLC

On June 10, 2011, Grubb & Ellis Company (the “Company”) issued a press release announcing that it has entered into a definitive agreement for the sale of substantially all of the assets of its real estate investment fund business, Alesco Global Advisors, to Lazard Asset Management LLC. Closing of the transaction is subject to customary approvals and is expected to occur in the third quarter of 2011. Terms of the transaction were not disclosed. The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Met 10 Arbitration Tentative Settlement

Grubb & Ellis Realty Investors, LLC (“GERI”), a subsidiary of Daymark Realty Advisors, Inc., an affiliate of the Company (“Daymark”), has been involved in legal proceedings involving a tenant-in-common property in Austin, Texas known as Met Center 10, including an arbitration proceeding pending before the American Arbitration Association in Orange County, California captioned NNN Met Center 10 1, LLC, et al. v. Grubb & Ellis Realty Investors, LLC, No. 73 115 Y 00140 HLT (the “Met 10 Arbitration”). On June 6, 2011, the arbitrator in the Met 10 Arbitration issued an Order on Hearing stating that the parties had advised the arbitrator that a tentative settlement had been reached between the claimant tenant-in-common investors (the “TICs”) and GERI, and that, at the request of the TICs and GERI, the Phase 2 hearing in the Met 10 Arbitration had been placed off calendar.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of June 10, 2011, Mathieu Streiff resigned from his position as Executive Vice President, General Counsel and Corporate Secretary of the Company, as well as from all other officer and director positions he holds with the Company’s subsidiaries.

The Company will continue to call upon Zukerman Gore Brandeis & Crossman, LLP, Jenner & Block LLP and its other outside counsel for legal advice and services, as needed.

Mr. Streiff will remain a consultant to the Company pursuant to a consulting agreement (the “Consulting Agreement”) to assist the Company with the ongoing Daymark sale process. Prior to his role as General Counsel of the Company, Mr. Streiff was originally employed by NNN Realty Advisors and has been integral to the process around the formation and sale of Daymark Realty Advisors. Pursuant to the Consulting Agreement, Mr. Streiff is to be compensated at a rate of $300 per hour, charged against a monthly retainer of $10,000. In addition, upon the closing of the sale of Daymark, Mr. Streiff shall be entitled to a one-time transaction bonus of $200,000.

The Company has also entered into a separation agreement and general release with Mr. Streiff (the “Separation Agreement”) which sets forth, among other things, the terms of the termination of Mr. Streiff’s employment benefits and confidentiality.

The foregoing is a summary of the material terms and conditions of each of the Consulting Agreement and the Separation Agreement and does not purport to be a complete discussion of the Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full texts of the Consulting Agreement and the Separation Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	The following are filed as Exhibits to this Current Report on Form 8-K:

10.1	Consulting Agreement, between Mathieu Streiff and Grubb & Ellis Company, dated June 10, 2010.

10.2	Confidential Separation Agreement and General Release of All Claims, between Mathieu Streiff and Grubb & Ellis Company, dated June 10, 2010.

99.1	Press Release issued by Grubb & Ellis Company on June 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Michael J. Rispoli

Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: June 16, 2011